EXHIBIT 99.1
NEWS RELEASE
WESTERN GAS ANNOUNCES
FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS
Provides Capital program and Outlook for 2009
     HOUSTON, March 10, 2009 — Western Gas Partners, LP (NYSE: WES) today announced fourth-quarter and full-year financial and operating results for 2008. The announced results include the full-year effect of the Partnership’s acquisition of Powder River assets from Anadarko Petroleum Corporation (NYSE: APC), which closed in December 2008. In addition, the Partnership today announced its 2009 capital program and outlook for the year.
     Net income available to limited partners(1) for 2008 totaled $41.3 million, or $0.77 per limited partner unit (diluted), with full-year 2008 Adjusted EBITDA of $112.5 million and full-year distributable cash flow of $105.2 million.(2)
     Net income available to limited partners for the fourth quarter of 2008 totaled $16.1 million, or $0.30 per limited partner unit (diluted). The Partnership’s fourth-quarter Adjusted EBITDA was $27.4 million and distributable cash flow was $24.5 million, resulting in a coverage ratio of 1.44 times for the period. Adjusting these results to exclude the effects of the acquisitions and associated transaction costs, fourth-quarter Adjusted EBITDA and distributable cash flow would have been approximately $21.6 million and $19.1 million, respectively, which would have resulted in a coverage ratio of 1.18 times for the period.
     “Western Gas achieved significant milestones during the year, completing our initial public offering and closing our first asset acquisition,” said Western Gas Partners’ President and Chief Executive Officer Robert Gwin. “Our business model is predominantly fee-based and minimizes direct exposure to commodity prices. This strategy, combined with the low capital intensity of our assets and our ability to manage operating costs, enabled us to deliver results consistent with expectations in a challenging market environment.”
     Total throughput volumes for the quarter were 1,074 MMcf/d, an increase of approximately 2 percent over the fourth quarter of 2007.

[1]	Excludes the results prior to the IPO and the results of the Powder River acquisitions prior to closing.

[2]	Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures.

     Capital expenditures totaled approximately $12.8 million during the fourth quarter of 2008. Of this amount, maintenance capital expenditures were approximately $6.9 million. For the full-year 2008, the Partnership’s capital expenditures totaled $36.9 million, which included maintenance capital of $17.6 million, or 16 percent of Adjusted EBITDA, below the initial forecast of 30 percent of Adjusted EBITDA.
2009 CAPITAL PROGRAM AND OUTLOOK
     The board of directors of the Partnership’s general partner has approved a 2009 capital budget of $31 million.
     The Partnership’s 2009 performance will be driven primarily by system throughput, as its operations have minimal direct exposure to commodity prices. System throughput will be impacted by our customers’ successful drilling activity in the Partnership’s areas of operation, and the resulting volume of new production connected to our systems to offset natural field decline. Based on current expectations for drilling and completion activity, Adjusted EBITDA for 2009 is expected to be between $90 and $110 million. Total capital expenditures are expected to be between $27 and $31 million with maintenance capital expenditures expected to be between 15 percent and 20 percent of Adjusted EBITDA.
CONFERENCE CALL TOMORROW AT 9 A.M. CDT
     The Partnership will host a conference call on March 11 at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss fourth-quarter and year-end results and the outlook for 2009. The dial-in number is 1.888.680.0879 and the participant code is 52005646. For complete instructions on how to participate in the conference call, or to access the live audio webcast and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.
Western Gas Partners, LP is a growth-oriented Delaware limited partnership formed by Anadarko Petroleum Corporation (NYSE: APC) to own, operate, acquire and develop midstream energy assets. With midstream assets in East and West Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Form S-1 registration statement filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.
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Western Gas Partners, LP Contact
Chris Campbell, CFA, chris.campbell@westerngas.com, 832.636.6012

Reconciliation of GAAP to Non-GAAP Measures
Below are reconciliations of Distributable Cash Flow and Adjusted EBITDA (non-GAAP) to Net Income (GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable Cash Flow and Adjusted EBITDA provides information useful in assessing the Partnership’s financial condition and results of operations and that Distributable Cash Flow and Adjusted EBITDA are widely accepted financial indicators of a company’s ability to incur and service debt, fund capital expenditures and make distributions. Distributable Cash Flow and Adjusted EBITDA, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable Cash Flow and Adjusted EBITDA should be considered in conjunction with net income and other performance measures, such as operating income or cash flow from operating activities.
Distributable Cash Flow
The Partnership defines Distributable Cash Flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense, maintenance capital expenditures and income taxes.

	Quarter	Year
	Ended	Ended
	December 31,	December 31,
	2008	2008
	(in thousands)
Reconciliation of Net Income to Distributable Cash Flow and Distributable Cash Flow Attributable to Initial Assets
Net income	$20,113	$65,276
Add:
Distributions from equity investee	1,455	5,128
Interest expense, net — affiliate (non-cash settled)	—	1,147
Income tax expense	2,654	13,777
Depreciation and impairment	8,395	42,365
Less:
Equity income, net	896	4,736
Cash paid for maintenance capital expenditures	6,908	17,624
Interest income, net — affiliate (non-cash settled)	324	—
Other income	21	145

Distributable Cash Flow	$24,468	$105,188

Less: Distributable cash flow attributable to Powder River acquisition	6,796
Add: Transaction costs	1,455

Distributable cash flow attributable to initial assets(1)	$19,127

(1)	Initial assets refers to assets contributed to the Partnership in connection with its initial public offering and consists of Anadarko Gathering Company LLC, Pinnacle Gas Treating LLC and MIGC LLC.

Reconciliation of GAAP to Non-GAAP Measures, continued
Adjusted EBITDA
The Partnership defines Adjusted EBITDA as net income (loss), plus distributions from equity investee and interest expense, income tax expense, and depreciation and impairment, less income from equity investment, interest income, income tax benefit and other income (expense).

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007(1)	2008	2007(1)
		(in thousands)
Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA attributable to Initial Assets
Net Income	$20,113	$11,900	$65,276	$36,658
Add:
Distributions from equity investee	1,455	1,348	5,128	1,348
Interest expense, net — affiliates	—	1,645	1,259	7,805
Interest expense from note — affiliate	253	—	253	—
Income tax expense	2,654	5,493	13,777	19,540
Depreciation and impairment	8,395	7,722	42,365	30,481
Other expense	—	15	—	15
Less:
Equity income, net	896	935	4,736	4,017
Interest income, net — affiliates	288	—	—	—
Interest income from note — affiliate	4,224	—	10,703	—
Other income	21	—	145	—

Adjusted EBITDA	$27,441	$27,188	$112,474	$91,830

Less: Adjusted EBITDA attributable to	$7,309
Powder River acquisition
Add: Transaction costs	1,455

Adjusted EBITDA attributable to initial assets(2)	$21,587

(1)	Financial information for 2007 has been revised to include results attributable to the Powder River acquisition.

(2)	Initial assets refers to assets contributed to the Partnership in connection with its initial public offering and consists of Anadarko Gathering Company LLC, Pinnacle Gas Treating LLC and MIGC LLC.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2007(1)	2008	2007(1)
	(in thousands, except per-unit amounts)
Revenues
Gathering, processing and transportation of natural gas	$30,379	$27,713	$123,540	$104,026
Natural gas, natural gas liquids and condensate sales	23,034	40,940	170,891	148,923
Equity income and other	3,999	1,811	17,217	8,544

Total Revenues	$57,412	$70,464	$311,648	$261,493

Operating Expenses
Cost of product	$14,479	$26,904	$134,715	$112,283
Operation and maintenance	9,525	12,718	44,765	40,756
General and administrative	5,541	2,557	14,385	8,364
Property and other taxes	985	1,510	5,701	5,591
Depreciation	8,395	7,722	33,011	30,481
Impairment	—	—	9,354	—

Total Operating Expenses	$38,925	$51,411	$241,931	$197,475

Operating Income	$18,487	$19,053	$69,717	$64,018

Interest income (expense), net — affiliates	4,259	(1,645)	9,191	(7,805)
Other income (expense)	21	(15)	145	(15)

Income Before Income Taxes	$22,767	$17,393	$79,053	$56,198

Income Tax Expense	2,654	5,493	13,777	19,540

Net Income	$20,113	$11,900	$65,276	$36,658

Calculation of Limited Partner Interest in Net Income:

Net income	$20,113	n/a	$65,276	n/a
Less predecessor interest in net income	3,655	n/a	23,173	n/a
Less general partner interest in net income	329	n/a	842	n/a

Limited partner interest in net income	$16,129	n/a	$41,261	n/a
Net income per limited partner unit — basic	$0.30	n/a	$0.78	n/a
Net income per limited partner unit — diluted	$0.30	n/a	$0.77	n/a
Limited partner units outstanding — basic	53,434	n/a	53,216	n/a
Limited partner units outstanding — diluted	53,464	n/a	53,246	n/a

(1)	Financial information for 2007 has been revised to include results attributable to the Powder River acquisition.

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007(1)
	(in thousands)
Cash and cash equivalents	$33,306	$—
Other current assets	12,073	9,658
Note receivable — Anadarko	260,000	—
Net property, plant and equipment	517,815	511,775
Goodwill	14,436	12,347
Equity investment	18,183	10,511
Other assets	628	27

Total Assets	$856,441	$544,318

Accounts payable	$5,544	$3,737
Other current liabilities	10,797	8,640
Note payable — Anadarko	175,000	—
Other long-term liabilities	10,146	139,801

Total Liabilities	$201,487	$152,178

Common unit partner capital (29,093 units issued and outstanding at December 31, 2008)	$368,049	$—
Subordinated unit partner capital (26,536 units issued and outstanding at December 31, 2008)	275,917	—
General partner capital (1,135 units issued and outstanding at December 31, 2008)	10,988	—
Parent net investment	—	392,140

Total Partners’ Capital and Parent Net Investment	$654,954	$392,140

Total Liabilities, Partners’ Capital and Parent Net Investment	$856,441	$544,318

(1)	Financial information as of December 31, 2007 has been revised to include assets, liabilities and parent net equity attributable to the Powder River acquisition.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007(1)
	(in thousands)
Cash Flows from Operating Activities
Net income	$65,276	$36,658
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and impairment	42,365	30,481
Deferred income taxes	1,624	10,816
Changes in assets and liabilities:
(Increase) in accounts receivable	(4,047)	(3,466)
(Increase) in natural gas imbalance receivable	(912)	(226)
Increase (decrease) in accounts payable and accrued expenses	4,840	142
Increase (decrease) in other items, net	650	(1,497)

Net cash provided by operating activities	$109,796	$72,908

Cash Flows from Investing Activities
Capital expenditures	$(36,864)	$(54,328)
Acquisition of Powder River Basin operations	(175,000)	—
Investment in equity — affiliate	(8,095)	—
Loan to Anadarko	(260,000)	—

Net cash used in investing activities	$(479,959)	$(54,328)

Cash Flows from Financing Activities
Proceeds from issuance of common units	$315,161	$—
Issuance of note payable to Anadarko	175,000	—
Reimbursement of capital expenditures to parent	(45,161)	—
Distributions to unitholders	(24,814)	—
Net advance to parent	(16,717)	(19,038)

Net cash provided by (used in) financing activities	$403,469	$(19,038)

Net Increase (Decrease) in Cash and Cash Equivalents	33,306	(458)
Cash and Cash Equivalents at Beginning of Period	—	458

Cash and Cash Equivalents at End of Period	$33,306	$—

(1)	Financial information for 2007 has been revised to include results attributable to the Powder River acquisition.

Western Gas Partners, LP
Operating Statistics

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2007(1)	2008	2007(1)

Throughput volumes (MMcf/d)
Gathering and transportation	923	946	966	1,007
Processing	30	29	30	30

Reported throughput	953	975	996	1,037
Equity investment(2)	121	82	112	84

Total throughput	1,074	1,057	1,108	1,121

Average gross margin per Mcf(3)	$0.44	$0.47	$0.44	$0.37

(1)	Operating statistics for 2007 have been revised to include results attributable to the Powder River acquisition.

(2)	Represents the Partnership’s proportionate share of volumes attributable to its 14.81% interest in Fort Union.

(3)	Calculated as gross operating margin (operating revenues less cost of product) divided by reported throughput.